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                                                                  EXHIBIT 16.1

                         OFFICE OF THE CHIEF ACCOUNTANT


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

May 21, 2002

Dear Sir/Madam:

We have read paragraphs 1 through 3 of Item 4 included in the Form 8-K/A (Amendment No. 1) dated May 13, 2002 of First Investors Financial Services Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/S/

ARTHUR ANDERSEN LLP



cc:   Mr. Bennie H. Duck, Chief Financial Officer, First Investors Financial
Services Group, Inc.